Exhibit 99.1

Corporate Communications
817-967-1577
mediarelations@aa.com

FOR RELEASE: Monday, Dec. 9

AMR CORPORATION AND US AIRWAYS GROUP COME TOGETHER TO BUILD THE NEW AMERICAN AIRLINES

Merger Transaction Completed; AMR Emerges from Restructuring with Full Recovery to American Creditors

Customers will Enjoy More Benefits and an Enhanced Global Network Over Time; No Immediate Changes to Operations

Employees will Benefit from Greater Job Security and Growth Opportunities

FORT WORTH, Texas – AMR Corporation and US Airways Group, Inc. today announced the completion of their merger to officially form American Airlines Group Inc. (NASDAQ: AAL) and begin building the new American Airlines.

The new American has a robust global network with nearly 6,700 daily flights to more than 330 destinations in more than 50 countries and more than 100,000 employees worldwide. The combined airline has the scale, breadth and capabilities to compete more effectively and profitably in the global marketplace. Customers will soon enjoy access to more benefits and increased service across the combined company’s larger worldwide network and through an enhanced oneworld® Alliance. US Airways will exit Star Alliance on March 30, 2014 and will immediately enter oneworld on March 31, 2014. With an expanded global network and a strong financial foundation, American will deliver significant benefits to consumers, communities, employees and stakeholders.

“Our people, our customers and the communities we serve around the world have been anticipating the arrival of the new American,” said Doug Parker, CEO of American Airlines. “We are taking the best of both US Airways and American Airlines to create a formidable competitor, better positioned to deliver for all of our stakeholders. We look forward to integrating our companies quickly and efficiently so the significant benefits of the merger can be realized.”

Customers to Enjoy More Benefits and an Enhanced Global Network Over Time; No Immediate Changes to Operations

Although American and US Airways have come together as one company, the process to achieve a Single Operating Certificate is expected to take approximately 18 to 24 months. In the meantime, customers should continue to do business with the airline from which travel was purchased just as they did before the merger. In short, it is “business as usual.” The airlines’ separate websites, aa.com and usairways.com, as well as the two airlines’ reservations systems and loyalty programs, will continue to operate separately until further in the integration process.

Customer benefits of the transaction to be rolled out over time include:

•	A codeshare agreement between American and US Airways, creating more convenient access to the combined company’s global network

•	More choices and connectivity, with nine hub airports across the U.S.

•	Global access to a stronger oneworld alliance – including joint businesses with British Airways, Iberia and Finnair across the Atlantic and with Japan Airlines and Qantas across the Pacific – creating more options for travel and benefits both domestically and internationally

•	Reciprocal American Admiral’s Club and US Airways Club benefits and reciprocal elite recognition

•	Upgrade reciprocity

•	Consolidation of loyalty programs and expanded opportunities to earn and redeem miles across the combined network

•	Full integration of policies, websites, kiosks and customer-facing technology to ensure a consistent worldwide travel experience

•	Co-location of ticket counters and gates in key markets

•	With firm orders for more than 600 new mainline aircraft, American will have one of the most modern and efficient fleets in the industry, and a solid foundation for continued investment in technology, products, and services

Customers will begin to see enhancements to their experience in early January, including the ability to earn and redeem miles when traveling on either American Airlines or US Airways, reciprocal American Admiral’s Club and US Airways Club benefits, and reciprocal elite recognition. The combined airline expects to share more details around these key customer benefits early next year.

As the integration process is underway, American’s new Find Your Way site, aa.com/findyourway, will connect customers to key information throughout the merger integration process. Additionally, customers should visit aa.com and usairways.com, which will continue to be regularly updated with news on any fee, policy and procedure changes.

Significant Benefits for Employees

Employees of the new American will benefit from being part of a company with a more competitive and stronger financial foundation, which will create greater career opportunities over the long term. The completed merger also provides the path to improved compensation and benefits for employees.

Alignment of pay, benefits, work rules and other guidelines for employees of both airlines will be phased in over time so that all changes can be carefully considered. Represented employees will continue to work under their respective Collective Bargaining Agreements, with the modifications provided under the negotiated Memoranda of Understanding for certain groups. American’s non-represented Agents, Representatives and Planners will operate under their current terms and conditions of employment with merger-related adjustments.

Superior Value for Stakeholders

The combination is expected to deliver enhanced value to American Airlines’ stakeholders and US Airways’ investors. The transaction is expected to generate more than $1 billion in annual net synergies by 2015.

The common and preferred stock of American Airlines Group will trade on the NASDAQ Global Select Market under the symbols “AAL” and “AALCP,” respectively.

Advisors

Rothschild is serving as financial advisor to American Airlines, and Weil, Gotshal & Manges LLP, Jones Day, Paul Hastings, Debevoise & Plimpton LLP and K&L Gates LLP are serving as legal counsel. Barclays and Millstein & Co. are serving as financial advisors to US Airways, and Latham & Watkins LLP, O’Melveny & Myers LLP, Dechert LLP and Cadwalader, Wickersham & Taft LLP are serving as legal counsel to US Airways. Moelis & Company and Mesirow Financial are serving as financial advisors to the Unsecured Creditors Committee. Skadden, Arps, Slate, Meagher & Flom LLP and Togut, Segal & Segal LLP are serving as the Unsecured Creditors Committee’s legal counsel.

About American Airlines Group

American Airlines Group (NASDAQ: AAL) is the holding company for American Airlines and US Airways. Together with American Eagle and US Airways Express, the airlines operate an average of nearly 6,700 flights per day to more than 330 destinations in 54 countries from its hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. American’s AAdvantage and US Airways Dividend Miles programs allow members to earn and redeem miles for travel and everyday purchases as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. A founding member of the oneworld alliance, American Airlines and its members and members-elect, serve nearly 1,000 destinations with 14,250 daily flights to more than 150 countries. Connect with American on Twitter @AmericanAir or Facebook.com/AmericanAirlines and follow US Airways on Twitter @USAirways and on Facebook.com/USAirways.

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company (formerly named AMR Corporation) and US Airways Group, Inc. (“US Airways”), including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the challenges and costs of integrating operations and achieving anticipated synergies; the effects of divestitures pursuant to the settlement with the Department of Justice and certain states; the price of, market for and potential market price volatility of the Company’s common stock and preferred stock; the Company’s significant liquidity requirements and substantial levels of indebtedness; potential limitations on the Company’s use of certain tax attributes; the impact of significant operating losses in the future; downturns in economic conditions that adversely affect our business; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; the impact of extensive government regulation; the impact of heavy taxation; the impact of changes to the Company’s business model; the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions and seasonality of the Company’s business; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the filings of US Airways and the Company with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

###